Registration Statement No. ____________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

                    ----------------------------------------

                            VOCALSCAPE NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                                         98-0207554
(State or other jurisdiction of                        (I.R.S. Employer ID. No.)
incorporation or organization)

                           170 E. Post Road, Suite 206
                          White Plains, New York 10601
                                 (914) 448-7600
                    (Address of Principal Executive Offices)

           -----------------------------------------------------------

     CONSULTING AGREEMENT FOR CHARLES VAN MUSSCHER, CONSULTING AGREEMENT FOR
      DAVID M. OTTO AND ENGAGEMENT AGREEMENT WITH THE OTTO LAW GROUP, PLLC
                              (Full Title of Plans)

                                  Ron McIntyre
                                    President
                          1847 West Broadway, Suite 305
                           Vancouver, British Columbia
                                 Canada V6J 1Y6
                                 (604) 696-6313
      (Name, Address and Telephone Number of Agent for Service of Process)

                                    Copy to:
                               David M. Otto, Esq.
                            The Otto Law Group, PLLC
                          601 Union Street, Suite 4500
                            Seattle, Washington 98101
                                 (206) 262-9545

                         CALCULATION OF REGISTRATION FEE


                                         Proposed Maximum      Proposed Maximum
Title of Securities to   Amount to be    Offering Price Per    Aggregate Offering    Amount
be Registered            Registered(1)   Share(2)              Price(2)              of Fee(2)
----------------------   -------------   -------------------   -------------------   ----------

Common Stock,                1,522,600   $              0.3    $        456,780.00   $    53.76
$0.001 par value per
share

(1) The consulting services agreement (the "Consulting Agreement") between the Company and Charles van Musscher ("van Musscher") provides for 200,000 shares of common stock of the Company to be issued to van Musscher. Shares being issued pursuant to the Consulting Agreement are being issued in exchange for consulting services. The general nature and purpose of the Consulting Agreement is to provide for business management services for the Company and, at the same time, compensate van Musscher for said consulting services. The term of the Consulting Agreements is six (6) months, except as provided herein. The Consulting Agreement may be renewed only by the mutual written agreement of the Parties. The Consulting Agreement may be terminated at any time by the Company or van Musscher by providing written notice to the other party. The Consulting Agreement qualifies as Employee Benefit Plans as defined under Rule 405 of Regulation C.

(1) The consulting services agreement (the "Otto Consulting Agreement") between the Company and David Otto ("Otto") provides for 800,000 shares of common stock of the Company to be issued to Otto. Shares being issued pursuant to the Otto Consulting Agreement are being issued in exchange for consulting services. The general nature and purpose of the Otto Consulting Agreement is to provide for business management services for the Company and, at the same time, compensate Otto for said consulting services. The term of the Otto Consulting Agreements is six (6) months, except as provided Otto Consulting Agreement may be terminated at any time by the Company or Otto by providing written notice to the other party. The Otto Consulting Agreement qualifies as Employee Benefit Plans as defined under Rule 405 of Regulation C.

(1) The engagement agreement (the "Engagement Agreement") between the Company and The Otto Law Group, PLLC ("Otto Law") provides for Form S-8 shares to be issued to David M. Otto ("Otto"), principal securities holder of Otto Law. Pursuant to the Engagement Agreement, 522,600 shares of common stock of the Company are being registered on this Form S-8.

(2) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457. On August 16, 2006, the fair market value of the Company's common stock, determined from its closing price on the Over-the-Counter Bulletin Board was $0.30 per share. On this basis, the maximum aggregate offering price for the shares being registered hereunder is $380,650.00 and this is the basis for computing the filing fee in accordance with Rule 457(h) and at a rate of the aggregate offering price multiplied by 0.00011770.


                                EXPLANATORY NOTE

This Registration Statement includes a reoffer prospectus (the "Reoffer Prospectus") prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reoffers or resales, on a continuous or delayed basis, of an aggregate of 1,322,600 shares of common stock.

                               REOFFER PROSPECTUS

             This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

                                1,322,600 Shares

                            VOCALSCAPE NETWORKS, INC.

                                  Common Stock

                          (par value $0.001 per share)
    ------------------------------------------------------------------------
      LETTER AGREEMENT REGARDING CONSULTING AGREEMENT FOR DAVID M. OTTO AND THE AMENDED ENGAGEMENT WITH DAVID M. OTTO OF THE OTTO LAW GROUP, PLLC
    ------------------------------------------------------------------------

The common stock may be sold from time to time by the selling stockholder or by his pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The common stock may be sold by one or more of the following: (i) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell portions of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (iii) an exchange distribution in accordance with the rules of such exchange; and (iv) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") in connection with such sales. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. We will not receive any of the proceeds from the sale of these shares, although we have paid the expenses of preparing this prospectus and the related registration statement.

On August 16, 2006, the last reported sale price for our common stock on the OTC Bulletin Board was $0.30 per share.

      See "Risk Factors" beginning at page 6 for certain information which should be carefully considered by prospective purchasers of the Shares offered hereby.

                                ----------------
             THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED
            OR DISAPPROVED OF THESE SECURITIES, NOR HAS IT DETERMINED
                IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ----------------

                  The date of this Prospectus is August 16, 2006
--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

The following summary contains basic information about Vocalscape Networks, Inc. and this prospectus. It may not contain all of the information that is important to you. For a more complete understanding, we encourage you to read the entire prospectus and the documents incorporated by reference into this prospectus. In this prospectus, the words "Vocalscape," "Company," "we," "our" and "us" refer to Vocalscape Networks, Inc.

                                  THIS OFFERING


Common Stock outstanding before the offering   12,037,365 (1)

Common Stock outstanding after the offering    13,559,965 (2)

Use of Proceeds                                We will not receive any proceeds.

Risk Factors                                   The purchase of our common stock
                                               involves a high degree of risk.
                                               You should carefully review and
                                               consider "Risk Factors" beginning
                                               on page 6.

OTC Bulletin Board Trading Symbol              VOSC

(1) As of August 16, 2006. Does not include shares of common stock issuable upon exercise of options or warrants.

(2) Includes 200,000 shares of common stock issued pursuant to Consulting Agreement not a part of this prospectus.

                       DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with the Securities Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") are incorporated herein by reference:

1. Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

2. Quarterly Report on Form 10-QSB for the period ended March 31, 2006, September 30, 2005 and June 30, 2005.

3. Current Reports on Form 8-K filed on June 26, 2006, June 1, 2006, March 30, 2006 (amended April 27, 2006), January 23, 2006, January 9, 2006, December 21, 2005, November 22, 2005, October 12, 2005, September 1, 2005, August 30, 2005,
August 30, 2005, March 30, 2005

4. Registration Statement on Form 10-SB, as filed with the Commission on September 8, 1999.

All documents subsequently filed by Vocalscape pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing thereof.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of that person, a copy of all documents incorporated by reference into the registration statement of which this prospectus is a part, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to: Ron McIntyre, President, 1847 West Broadway, Suite 305, Vancouver, British Columbia Canada V6J 1Y6, (604) 696-6313.

                           FORWARD LOOKING STATEMENTS

Statements and projections contained in this Prospectus that are not based on historical fact, including but not limited to statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, as well as all projections of future results, constitute "forward-looking statements." This Prospectus contains forward-looking statements and projections concerning the Company's or management's plans, intentions, strategies, expectations, predictions and financial projections concerning the Company's future activities and results of operations and other future events or conditions.

It is important to note that the Company's actual results or activities or actual events or conditions could differ materially from those projected by the Company from such forward looking statements. The plans, strategies and intentions of management may change based on increased experience with the Company's business model as well as in response to competition, general economic trends, or perceived opportunities, risks or other developments. Projections concerning the Company's future results of operation and expansion plans are based on a number of assumptions and estimates made by management concerning, among other things, customer acceptance of and demand for the Company's services and products, the timely availability of capital on acceptable terms, the Company's ability to identify, attract and retain qualified support staff and personnel, research and development costs and expenses and other future events and conditions. These estimates and assumptions are believed by management to be reasonable, but are dependent upon facts and conditions that are uncertain and unpredictable. To the extent that actual events differ materially from management assumptions and estimates, actual results will differ from those projected. See "Risk Factors.

                                   THE COMPANY

Vocalscape provides voice over Internet protocol ("VoIP") based telecommunications products and services within three main sectors: service provider software and hardware, hosted reseller systems and broadband and dial-up VoIP services.

Vocalscape has developed VoIP and interactive communications software including the Eyefon Softphone, VoIP Calling Card System, VoIP Subscriber System, and various consulting and development services. Vocalscape owns VoIP service provider software and hardware that is capable of being used on both a high-speed Internet connection and a dial-up Internet connection. The dial-up market is significant because it is virtually untouched with only one market leader, NetZero, who markets solely to its client base.

Vocalscape has recently signed a letter of intent to execute either an asset purchase agreement or a stock purchase agreement with AzaTel Communications, Inc. ("AzaTel"). Once the acquisition is completed, Vocalscape will be the only combined solution and service provider that owns its end-user device company. This will give Vocalscape and its clients the unique benefits of having a lower customer cost and increased reseller commissions by lowering the cost of end-user devices such as Analogue Telephone Adapters and IP Phones. Vocalscape's hosted solution, Digital ePhone, has been developed to host a service provider solution for resellers and small internet service providers ("ISPs") that are not capable of supporting their own VoIP business. Vocalscape plans to go directly to the market by utilizing online marketing and affiliate relationships on the Digital ePhone system.

Vocalscape's marketing strategy is to focus on one-time and recurring revenues from supplying providers and consumers with a complete solution for VoIP software, hardware and long distance termination services. Since Vocalscape is a one-stop shop, there are multiple revenue stream opportunities for Vocalscape and its resellers. Vocalscape is the new era of telecommunications as it lifts the entry barrier and passes the cost savings to the consumer and the providers.

There is an enormous market for new providers of Vocalscape services and of Digital ePhone. Utilizing Vocalscape's technology and ability to infiltrate the broadband and dial-up market, Vocalscape believes its clients and resellers have a massive advantage in acquiring an untapped market of the Internet users. For the first time, an entrepreneur in Miami can service its existing regional clients and become a "global telephone company" simultaneously. Providers can offer VoIP services to their client base to save their clients money as well as extensive additional features at no additional cost, such as voicemail, call forwarding, call ID and other valuable services. Providers can also maximize their relationships with their clients who are already utilizing the Internet connection provided by the ISP.

The VoIP industry has grown dramatically from the early days of calls made through personal computers. According to a recent Insight Research study, VoIP-based services are expected to grow from $13 billion in 2002 to nearly $197 billion in 2007. This represents a significant opportunity for VoIP providers such as Vocalscape.

A major barrier to entry into the VoIP market has been the knowledge and sophistication necessary to produce a stable, quality network. The knowledge required to manage the billing, customer service and carrier relationships is often overwhelming. Vocalscape's solutions remove this barrier by enabling businesses to easily run a sophisticated telephony company with little knowledge of the industry.

Our belief is that VoIP is no different than traditional high-cost telephone service. When a client picks up the phone, they want it to work exactly like the traditional phone. Our extensive knowledge and systems enable us to provide this experience.

Vocalscape was formed in 2000 as a softphone application company and it expanded after market validation in 2003 to include a turnkey system for building VoIP companies. Vocalscape is headquartered in White Plains, New York and has an engineering and sales office in Vancouver, British Columbia, Canada. Since its incorporation, Vocalscape has raised $1,200,000 to implement its business plan, protect intellectual property, employ key staff and provide ongoing working capital.

Vocalscape products are based on a mature base of software code and proprietary development work. The ongoing additions to our modules and system administration allow for Vocalscape to remain ahead of the constantly changing VoIP business environment with one of the timeliest and market ready solutions available globally. With experience in handling environmental factors, such as changing tariffs, rates, legislation and network requirements, Vocalscape provides the finest solutions to meet these changes. Vocalscape can distinguish the changes in the marketplace and adapt the source code faster than most firms can provide the missing "pieces" to their self-made puzzles. The complicated and often unfinished approach to launching a VoIP business has many limitations and obstacles that Vocalscape is capable of mitigating by supplying a mature code base and all of the modules and consulting services. Vocalscape advances its reputation as a full solution service provider by enabling a high level of flexibility and customization. Vocalscape turnkey VoIP solution provides the necessary billing, authorization, authentication, accounting, web interaction, system administration and provisioning to launch a VoIP business. Clients can choose the addition of a softphone module, calling card module, and/or various device-provisioning modules. Vocalscape's systems and software can be easily integrated into any existing network. The application server and code flexibility enable Vocalscape to install its solutions into other existing infrastructures and developments. The software is deployable across multiple applications and markets, as it is already deployed in Switzerland, Greece, Guadeloupe, France, USA and Canada.

Our principal corporate and executive offices are located at 170 East Post Road, Suite 206, White Plains, New York 10601. Our telephone number is (604) 696-6313. We maintain a website at www.vocalscape.com. Information contained on our website is not part of this prospectus.

Management

The management current staff of the Company consists of Robert Koch, Chairman and CEO; Ron McIntyre, President and Secretary; Ryan Gibson, VP Sales ands Marketing and Tchavdar Paskov, CTO.

The current directors and executive officers of the Company are as follows:

         Name                    Age                 Position
----------------------- ---------------------- ---------------------------------
Robert Koch             39                     CEO and Chairman of the Board
Ron McIntyre            57                     President, Secretary and Director
David M. Otto           48                     Director
Larry Hartman           40                     Director

Robert W. Koch

Mr. Koch currently serves as CEO and Chairman of the Board of Vocalscape. Following a ten-year career as a stockbroker and a consultant for various Wall Street brokerage firms between 1989-1999, he founded Dailyfinancial.com Inc. in March of 1999. Mr. Koch has served as Chairman of Dailyfinancial.com Inc and it's published "The Dailyfinancial Report." Mr. Koch's responsibilities included the handling of investor relations for publicly held companies and offering technical analysis for The Dailyfinancial Report that was sent to more than 50,000 investors.

In May of 2004, Mr. Koch also founded Bedford Investment Partners where he continues to serve as a Managing Director. He is a graduate from St Johns University in New York where he continues to support the school and his fraternity Tau Kappa Epsilon. Mr. Koch is also active in several non-profit organizations throughout New York and the Tri State Area.

Ronald S. McIntyre

Prior to joining Vocalscape, Inc. in May of 2004, Mr. McIntyre served as President of inCall Systems, Inc. and CEO of Telco Blue, Inc. an Internet-based long distance telephony network using state-of-the-art VoIP. Both companies shared executive offices located at 608-1111 Melville Street Vancouver BC. Mr. McIntyre was responsible for the development, implementation and management of the company's strategic sales and marketing plan, the operational management of the company and responsible for filing and reporting to the SEC.

Between May 1998 August 2002, Mr. McIntyre held several senior management positions with Aimtronics Corporation (AGT:AMEX/TSE), an electronics manufacturing company. Between 1998 and 1999 he served as Vice President, Sales and Marketing and was responsible for the development, implementation and management of a strategic sales and marketing plan resulting in $154 million in annual revenue. In 2000, Mr. McIntyre had the added responsibility as Director of IT and was responsible for implementing a $7 million JD Edwards ERP system. In January 2002 Mr. McIntyre served as interim Vice President of Operations, whose responsibilities included all aspects of operations in the electronics manufacturing sector including five manufacturing plant operations of 250,000 square feet in the US and Canada and more than 1,100 employees.

From November 1997 to January 1998, Mr. McIntyre was engaged as President of Visionary Solutions, Inc located in Victoria BC. Mr. McIntyre's specific responsibility was to raise $1 million in bridge financing and to complete the acquisition of and subsequent merger of Visionary Solutions, Inc. with Agresso, a Norwegian public company trading on the Oslo exchange.

Between November 1994 and May 1998, Mr. McIntyre held 49% ownership in VIPaging Services, Inc. and was employed as its General Manager. VIPaging Services, Inc. was located at 1111 Melville Street Vancouver BC and operated a CR TC licensed paging company. Broadcast licenses included VHF and UHF with transmission throughout Vancouver's lower mainland and Vancouver Island. Mr. McIntyre was responsible for the day-to-day operations of the company.

David M. Otto

Mr. Otto, a director and attorney by profession, began his law practice on Wall Street in New York, where he focused on significant corporate transactions and equity and debt offerings for investment banks, venture capital firms and Fortune 1000 companies. In 1991, Mr. Otto relocated to Seattle in order to dedicate his extensive experience in corporate law and finance, mergers and acquisitions, corporate governance, public and private securities offerings and venture capital financing to entrepreneurs, technology innovators, start-up and emerging growth businesses. In July of 1999, Mr. Otto founded his own firm, The Otto Law Group, PLLC, in Seattle, Washington, to better serve technology-based start-up and emerging growth companies with respect to corporate finance, securities, strategic development, corporate governance, mergers, acquisitions and venture capital and private equity matters. Mr. Otto has authored "Venture Capital Financing" and "Taking Your Company Public" and lectured to businessmen, accountants, lawyers, and graduate students at the University of Washington Business School on venture capital financing and public offerings of securities. He is currently a member of the Board of Directors of Saratoga Capital Partners, Inc. He is also a member of the American Bar Association Committee on the Federal Regulation of Securities and Subcommittee on the 1933 Act and Chairman of the Legislation Subcommittee for the ABA' s Venture Capital and Private Equity Committee. Mr. Otto is admitted to practice law in New York and Washington. Mr. Otto graduated from Harvard University in 1981 with his A.B. in Government - Political Philosophy and Fordham University School of Law in 1987 where he earned his Juris Doctorate and served as a Commentary Editor for the Fordham International Law Journal.

Larry Hartman

Mr. Hartman graduated from the Columbia School of Law in New York in 1990 where he served as an editor of the Business Law Review. From January 1995 to March 1996 Mr. Hartman was an Associate in the Law Firm of Coudert Brothers in New York. From March 1996 through April 1998 Mr. Hartman served as Vice president and General counsel of Tarragon Realty Advisors (Nasdaq: TARR) and from April 1998 until April 1999 he served as Senior Manager, Ocwen Federal Bank, of West Palm Beach, Florida. Mr. Hartman currently serves as CEO of Omega Ventures, Inc., of Hollywood, California and Pembrooke Pines, Florida and has held those positions since May of 1999.

                                  RISK FACTORS

An investment in our shares of common stock involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Additional risks and uncertainties that we do not currently know about or that we currently deem immaterial may also adversely affect our business, financial condition and results of operations. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

                          LIMITED HISTORY OF OPERATIONS

The Company is a Nevada corporation formed in 1998 and has an extremely limited operating history. The Company will be vulnerable to a variety of business risks generally associated with young, rapidly growing companies, such as an uncertain ability to execute its business plan and manage growth and expansion, the possible need for substantial additional financing, uncertainty of market acceptance, dependence on key personnel and considerable competition. Consequently, the Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as those in which the Company intends to compete. These risks also include evolving and unpredictable business models, the Company's ability to anticipate and adapt to developing markets, acceptance of VoIP by Internet users, consumers and business customers of the Company's software and services. To address these risks, the Company must, among other things, attract and retain a sufficient number of customers for its software and services, maintain its business customer base, respond to competitive developments, continue to attract, retain and motivate qualified personnel, provide superior customer service, and continue to develop and upgrade its technologies and commercialize its services incorporating such technologies. There can be no assurance that the Company will be successful in addressing such risks, and a failure to do so could have a material adverse effect on the Company's business, financial condition and results of operation.

DEVELOPMENT STAGE COMPANY; DEPENDENCE ON SERVICES AND SYSTEMS NOT YET DEVELOPED

The VoIP telephony solutions and communications software that the Company intends to provide for ISPs, ITSPs and Telecommunications companies worldwide has been created and licensed to limited number of customers as of the date of this Prospectus. There are ongoing requirements for software updates and enhancements. Consequently, there can be no assurance that the Company's engineering and technical design efforts will be successful in completing such updates and enhancements. The Company's future success will depend in part upon its ability to design and implement new features to its VoIP telephony solutions and communications software. There can be no assurance that the Company will successfully develop or commercialize software updates, enhancements and new features in a timely manner, or that such updates, enhancements and new features will achieve market acceptance. Any failure to design and implement a working version of the Company's system on a timely basis and at a price acceptable to ISPs, ITSPs and Telecommunications companies could have a material adverse effect on the Company's business, operating results and financial condition.

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING

The Company currently believes that its existing capital resources will be sufficient to meet its presently anticipated cash requirements through at least the next three years of operation. No assurance can be given that the Company will not be required to raise additional financing prior to such time. If and when additional funds are raised through the issuance of equity securities, shareholders of the Company may experience significant dilution. Furthermore, there can be no assurance that additional financing will be available when needed or that if available, such financing will include terms favorable to the Company or its shareholders. If such financing is not available when required or is not available on acceptable terms, the Company may be unable to develop or enhance its services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION

The VoIP markets targeted by the Company are becoming intensely competitive and subject to rapid change. Competitors vary in size and in the scope and breadth of the products and services offered. The Company expects competition from a number of sources. In addition, the Company expects additional competition from other established and emerging companies as the public's acceptance of VoIP continues to develop and expand. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could materially adversely affect the Company's business, operating results and financial condition. Many of the Company's current and potential competitors have significantly greater financial, marketing or other resources than the Company. As a result, they may be able to devote greater resources to the development and implementation of their services than the Company. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their services to address the needs of the Company's prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. There can be no assurance that the Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, operating results and financial condition.

NEW AND UNCERTAIN MARKET: DEPENDENCE ON CONTINUED GROWTH OF ONLINE COMMERCE

The market for the Company's on-line services has only recently begun to develop. It is rapidly evolving and it is characterized by a number of entrants that have introduced or plan to introduce services that may compete with the Company in some manner. As is typical in the case of new and rapidly evolving industries, demand and market acceptance for recently introduced services are subject to a high level of uncertainty and risk. It is therefore difficult to predict the size and future growth rate, if any, of such a market. There can be no assurance that the market for the Company's services will develop or that demand of the Company's services will emerge or become economically sustainable. The success of the Company will depend on the willingness of consumers to purchase products and solutions online and on the Company's ability to significantly increase online traffic and sales volume. The Company's future revenues and any future profits are substantially dependent upon the widespread acceptance and use of the Web and online services as an effective medium of commerce by consumers. Rapid growth in the use of and interest in the Web, the internet and commercial online services is a recent phenomenon, and there can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt and continue to use the Web and online as a medium of commerce, particularly for purchasing the Company's services. Demand for recently introduced services and products over the Web and online services are subject to a high level of uncertainty, and there are relatively few proven services and products. The development of the Web and online services as a viable commercial marketplace is subject to a number of factors including continued growth in the number of Internet users and users of such services, concerns about transaction security, continued development of the necessary technological infrastructure and the development of complementary services and products. If the Web and online services does not become a viable commercial marketplace, the Company's business, financial condition and results of operations would be materially and adversely affected.

UNCERTAIN ACCEPTANCE AND MAINTENANCE OF COMPANY BRAND

The Company believes that establishing and maintaining the Company brand is critical to its efforts to attract consumers and business partners to its sites and that the importance of brand recognition will increase due to the growing number of consumers, an increase in the number of competitors and relatively low barriers to entry to the VoIP market. If consumers and business partners do not perceive the content or experience of using the Company's Web site to be of high quality, the Company will be unsuccessful in promoting and maintaining the Company brand. Other than links to the Company's Web site which the Company anticipates making through news groups, forums and industry web pages, the Company does not anticipate entering into a significant distribution relationship with any major online search or navigation company. In order to attract and retain consumers and business partners, and to promote the Company brand in response to competitive pressures, the Company may find it necessary to increase its budget or otherwise to increase substantially its financial commitment to creating and maintaining a distinct brand loyalty among consumers and business partners. If either the Company or its strategic business partners fail to promote and maintain the Company brand or if the Company incurs excessive expenses in an attempt to promote and maintain the Company brand, the Company's business, financial condition and results of operations could be materially and adversely affected.

CAPACITY CONSTRAINTS AND SYSTEM DISRUPTIONS; RELIANCE ON THIRD-PARTY SYSTEMS

The satisfactory performance, reliability and availability of the Company's service and its network infrastructure are critical to attracting Web users and maintaining relationships with strategic business partners and consumers. System interruptions that result in the unavailability of the site, slower response times, or processing of online transactions could reduce the attractiveness of the Company's service to strategic business partners and consumers. The Company may experience such system interruptions from time to time. Also, the addition of significant numbers of business partners to the Company's system or in the volume of traffic on the Company's online site could cause temporary capacity restraints which could reduce response times and cause degradation in customer service. Such increases in business partners and traffic may require the Company to expand and adapt its network infrastructure. In addition, the Company expects that it will depend on a limited number of suppliers for certain key technologies used to roll out and manage the Company service. There can be no assurance that the Company will be able to expand its network infrastructure on a timely basis to meet increased demand or that key technology suppliers will continue to provide the Company with products and services that meet the Company's requirements. Any increase in system interruptions or slower response times resulting from the foregoing factors could have a material adverse effect on the Company's business, financial condition and results of operation.

RISKS ASSOCIATED WITH DOMAIN NAMES

The Company currently holds and licenses the Web domain name relating to its brand, specifically the "Vocalscape" domain name. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. For example, in the United States, the National Science Foundation has appointed Network Solutions, Inc. as the exclusive registrar for the ".com," ".net," and ".org" generic top-level names. The regulation of domain names in the United States and in foreign countries is subject to change. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, there can be no assurance that the Company will be able to acquire or maintain relevant domain names in all countries in which it intends to conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. The Company, therefore, may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of its trademarks and other proprietary rights. Any such inability could have a material adverse effect on the Company's business, financial condition and results of operation.

DEPENDENCE ON KEY PERSONNEL

The success of the Company depends on the continued contributions of its senior management and advisors, particularly Robert Koch, its Chief Executive Officer. The loss of services of Robert Koch could have a material adverse effect on the Company. See "Management."

UNCERTAIN ABILITY TO MANAGE GROWTH AND EXPANSION; ADDITION OF QUALIFIED
PERSONNEL

Due to the nature of the industry and the size of the potential interest in the Company's technologies, rapid growth in the scope of operations is anticipated. This growth will require additional personnel and will have associated higher levels of operating expenses. In order to manage these operations effectively, the Company will need to continuously implement and improve it's operational, financial and management information systems, as well as manage customer service, personnel and business systems. The Company's ultimate success may be dependent in large part upon its ability to attract and retain additional personnel in such areas as financial management, engineering, customer service and marketing. There can be no assurance that suitable persons for such areas can be located or retained, or that the Company will successfully meet the other challenges imposed by rapid growth. The failure to attract and retain sufficient personnel or to otherwise manage its operational, financial, and other systems adequately could have a material adverse effect on the Company's business, operating results and financial condition.

PROJECTIONS

The projections of the Company included in this Prospectus are based upon assumptions the Company currently believes to be reasonable but which are uncertain and unpredictable. The projections include certain stated assumptions and disclosures regarding current and planned accounting methodologies that must be examined carefully. These projections do not constitute representations as to future operations, and no assurance can be given as to the reliability of the assumptions on which they are based. Such assumptions may be incomplete or inaccurate and unanticipated events and circumstances are likely to occur. Actual results achieved during the periods covered are likely to vary nom the projections and such variations may be material and adverse. The independent auditors of the Company have not compiled or examined these projections and, accordingly, such auditors express no opinion or any other form of assurance with respect to the same.

REGULATORY ENVIRONMENT

The use of the Internet and private IP networks to provide voice communications services are a relatively recent market development. Although the provision of such services is currently permitted by United States law and is largely unregulated within the United States, several foreign governments have adopted laws and/or regulations that could restrict or prohibit the provision of voice communications services over the Internet or private IP networks. More aggressive regulation of the Internet in general, and Internet telephony providers and services specifically, may materially and adversely affect our business, financial condition, operating results and future prospects, particularly if increased numbers of governments impose regulations restricting the use and sale of IP telephony services.

In May 2005, the FCC adopted rules requiring providers of interconnected VoIP services to supply 911 emergency calling capabilities to their customers as a mandatory feature of the service by November 28, 2005. "Interconnected" VoIP services are VoIP services that allow a user generally to receive calls from and make calls to the traditional telephone network. Under the FCC rules, interconnected VoIP providers must:

      o     Deliver 911 calls to the local emergency call center;
      o Deliver the customer's call back number and location information where the emergency call center is capable of receiving it; and
      o Inform their customers of the capabilities and limitations of their VoIP 911 service.

The regulatory treatment of IP communications outside the United States varies significantly from country to country. The regulations the Company or its customers may be subject to in many jurisdictions change from time to time, they may be difficult to obtain or it may be difficult to obtain accurate legal translations where official legal translations are unavailable. In our experience, the enforcement of these regulations does not always track the letter of the law. Accordingly, although the Company devotes considerable resources to maintaining compliance with these regulations, the Company cannot be certain that it is in compliance with all of the relevant regulations at any point in time.

While some countries prohibit IP telecommunications, others have determined that IP services offer a viable alternative to traditional telecommunications services. As the Internet telephony market has expanded, regulators have begun to reconsider whether to regulate Internet telephony services. Some countries currently impose little or no regulation on Internet telephony services. For instance, on January 5, 2001, in the European Union, the European Commission ("EC") released a decision concluding that VoIP, in general, continues to fall outside the definition of voice telephony, except where the services satisfy all of four conditions. To date, the EC has not ruled that any particular type of VoIP service (such as computer-to-computer or phone-to-phone) satisfies all of these exception conditions. As a result the EC directed Member States to permit providers to offer VoIP under data transmission general authorizations and without requiring compliance with more burdensome individual licenses and regulations applicable to traditional voice telephony.

PROPRIETARY TECHNOLOGY

The Company relies and intends to rely principally upon a combination of copyright, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain its intellectual property rights. As part of its confidentiality procedures, the Company generally enters into nondisclosure and confidentiality agreements with each of its employees, consultants and corporate partners to limit access to and distribution of its proprietary information. There can be no assurance that the Company's efforts to protect its intellectual property rights will be successful. Despite the Company's efforts to protect its intellectual property rights, unauthorized third parties, including competitors, may be able to copy or reverse engineer certain portions of the Company's software or proprietary systems, and use such copies to create competitive products or services which could have a material adverse effect on the Company's business, operating results and financial condition.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Exchange Act. Penny stocks (i) are stock with a price of less than $5.00 per share, (ii) that are not traded on a "recognized" national exchange, (iii) whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share), or (iv) those of issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a "penny stock." Subject to certain exceptions, a penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our common stock is deemed penny stock for the purposes of the Exchange Act. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the stock and impede the sale of our stock in the secondary market.

A broker-dealer selling penny stock to anyone other than an established customer or "accredited investor," generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse, must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the United States Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

IN THE EVENT THAT YOUR INVESTMENT IN OUR COMMON STOCK IS FOR THE PURPOSE OF DERIVING DIVIDEND INCOME OR IN EXPECTATION OF AN INCREASE IN MARKET PRICE OF OUR STOCK FROM THE DECLARATION AND PAYMENT OF DIVIDENDS, YOUR INVESTMENT WILL BE COMPROMISED BECAUSE WE DO NOT INTEND TO PAY DIVIDENDS.

We have never paid a dividend to our shareholders, and we intend to retain our cash for the continued development of our business. We do not intend to pay cash dividends on our common stock in the foreseeable future. As a result, your return on investment will be solely determined by your ability to sell your stock in the market.

TRADING ON THE OTC BULLETIN BOARD MAY BE SPORADIC BECAUSE IT IS NOT A STOCK EXCHANGE, AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with a company's operations or business prospects. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange such as the American Stock Exchange. Accordingly, you may have difficulty reselling any of the stock you purchase from the selling stockholder.

THE RIGHTS OF STOCKHOLDERS ARE SUBJECT TO, AND MAY BE ADVERSELY AFFECTED BY, THE RIGHTS OF HOLDERS OF ANY PREFERRED STOCK THAT MAY BE ISSUED IN THE FUTURE.

The existence of "blank check" preferred stock in Vocalscape's Articles of Incorporation could be used by Vocalscape as an anti-takeover device. The issuance shares of preferred stock with superior voting rights to shares of common stock, could delay or inhibit the removal of incumbent directors and could delay, defer, make more difficult or prevent a merger, tender offer or proxy content, or any change in control involving Vocalscape, as well as the removal of management, even if such events would be beneficial to the interests of Vocalscape's shareholders, and may limit the price certain investors may be willing to pay in the future for shares of common stock.

The Company has designated 100,000 shares of its blank check preferred stock as "Series A Convertible Preferred Stock." Each share of Series A Convertible Preferred Stock is (i) convertible, at the option of the holder, on a 1-for-1 basis, into shares of common stock, (ii) automatically convertible into common stock immediately prior to a merger, sale of assets, share exchange or other reorganization, (iii) receives a liquidation preference of $0.50 per share and
(iv) has voting rights equal to 5,000 shares of common stock. These shares have aggregate voting power equal to 500,000,000 shares of common stock. The effect of its creation is that the future holder(s) of it could have voting power greater than the aggregate voting power of the common stock holders, thereby effecting a change in control of Vocalscape to the holders of the preferred stock.

Robert W. Koch was issued 20,000 shares of Series A Convertible Preferred Stock on December 15, 2005, of which the voting power is equal to 100,000,000 shares of Company common stock. Other officers and directors of the Company were issued a total of 6,000 shares of Series A Convertible Preferred Stock, of which voting power is equal to 30,000,000 shares of Company common stock. The officers and directors of the Company have control of 99.3% of the voting power of the Company.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF VOCALSCAPE

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of who are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of Vocalscape from doing so if it cannot obtain the approval of our board of directors.

                                    DILUTION

The current owners of our issued and outstanding shares of common stock have acquired a controlling interest in Vocalscape at a cost substantially less than the price at which the investors in this offering may purchase their shares. Therefore, the investors in this offering will bear a proportionately larger share of the risk of loss relative to the current owners. Investors in this offering will suffer immediate and substantial dilution relative to the current owners on a per share basis.

                              SELLING SHAREHOLDERS

This prospectus covers the offering of shares of common stock by selling shareholders. This is an offering of 1,000,000 shares of our common stock. We will not receive any proceeds from the sale of the shares by the selling shareholders.

                                                                                                   Total Owned After
          Name                     Position               Amount Owned         Amount Offered            Offer
------------------------- --------------------------- --------------------- --------------------- --------------------

Charles van Musscher      Consultant                  0                     200,000               200,000
David M. Otto             Director and Legal Counsel  15,000 (1)            1,322,600             1,337,600

(1) As of August 16, 2006.

      THE SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors and officers shall be indemnified by us to the fullest extent authorized by the Nevada Revised Statutes Section 78.7502, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The bylaws also authorize the board of directors to indemnify any other person who we have the power to indemnify under Nevada law, and indemnification for such a person may be greater or different from that provided in the bylaws.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                          DESCRIPTION OF CAPITAL STOCK

The common stock of Vocalscape is registered pursuant to Section 12 of the Exchange Act, and therefore, the description of common stock is omitted. See "Description of Securities" in the Company's Registration Statement on Form 10-SB, filed with the Commission on September 8, 1999 (File No. 27277).

The Company has designated 100,000 shares of its blank check preferred stock as "Series A Convertible Preferred Stock." Each share of Series A Convertible Preferred Stock is (i) convertible, at the option of the holder, on a 1-for-1 basis, into shares of common stock (subject to stock dividends, stock splits and the like), (ii) automatically converts into common stock immediately prior to a merger, sale of assets, share exchange, or other reorganization, (iii) receives a liquidation preference of $0.50 per share, and (iv) has voting rights equal to 5,000 shares of common stock (subject to stock dividends, stock split and the like). The rights of holders of common stock could be materially limited upon the issuance of shares of Series A Convertible Preferred Stock because the designated 100,000 shares of Series A Convertible Preferred Stock have aggregate voting power equal to 500,000,000 shares of common stock of Vocalscape. Vocalscape is authorized in its Articles of Incorporation, as amended, to issue 100,000,000 shares of common stock. The effect of the creation of the Series A Convertible Preferred Stock is that the future holders of Series A Convertible Preferred Stock could have voting power greater than the aggregate voting power of the holders of shares of common stock of Vocalscape, thereby effecting a change in control of Vocalscape to the holders of shares of Series A Convertible Preferred Stock.

                                 USE OF PROCEEDS

Vocalscape will not receive any proceeds.

                              PLAN OF DISTRIBUTION

The shares of our common stock offered by this prospectus may be sold from time to time directly by the selling security holders. Alternatively, the selling security holder may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling security holders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the selling security holders may be effected: in one or more transactions that may take place on the OTC Bulletin Board (including one or more block transactions) through customary brokerage channels, either through brokers acting as agents for the selling security holders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the OTC Bulletin Board; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of our common stock.

The selling security holders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling security holders. The selling security holders also may sell shares short and redeliver the shares to close out such short positions. The selling security holders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this prospectus.

The selling security holders also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock for the selling security holders.

Although the shares of common stock covered by this prospectus are not currently being underwritten, the selling security holders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common stock may be deemed "underwriters" within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling security holders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling security holders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. However, the selling security holders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this prospectus.

There can be no assurance that the selling security holders will sell any or all of the securities offered by them hereby.

                                  LEGAL MATTERS

The legality of the common stock to be offered hereby has been passed upon by The Otto Law Group, PLLC, Seattle, Washington.

                                     EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by Salberg & Company, P.A., independent registered public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                              AVAILABLE INFORMATION

We file annual, quarterly and current reports and other information with the Commission. You may read and copy, upon payment of a fee set by the Commission, any documents that we file with the Commission as its public reference room at 100 F Street, NE., Washington, D.C. 20549. You may also call the Commission at 1-800-432-0330 for more information on the public reference rooms. Our filings are also available to the public on the Internet through the Commission's EDGAR database. You may access the EDGAR database at the Commission's website at www.sec.gov.

This prospectus is part of a registration statement on Form S-8 that we have filed with the Commission to register the common stock offered hereby under the Securities Act. As permitted by Commission rules, this prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules that we file with the Commission. You may refer to the registration statement, the exhibits and schedules for more information about our common stock and us. The registration statement, exhibits and schedules are available at the Commission's public reference rooms or through its EDGAR database on the Internet.

You should rely only on the information contained in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information.

Our common stock is quoted on the OTC Bulletin Board under the symbol "VOSC."

NO PERSON HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS, OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS, IN

CONNECTION WITH THE OFFERING MADE
HEREBY, AND, IF GIVEN OR MADE, SUCH                 1,322,600 SHARES
INFORMATION OR REPRESENTATION MUST NOT
BE RELIED UPON AS HAVING BEEN AUTHORIZED        VOCALSCAPE NETWORKS, INC.
BY THE COMPANY OR ANY OTHER PERSON.
NEITHER THE DELIVERY OF THIS PROSPECTUS               COMMON STOCK
NOR ANY SALE MADE HEREUNDER SHALL UNDER
ANY CIRCUMSTANCES CREATE ANY IMPLICATION         -----------------------
THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF THE COMPANY SINCE THE DATE                  PROSPECTUS
HEREOF. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR A                 -----------------------
SOLICITATION OF AN OFFER TO BUY ANY
SECURITIES OFFERED HEREBY BY ANYONE IN               August 16, 2006
ANY JURISDICTION IN WHICH SUCH OFFER OR
SOLICITATION IS NOT AUTHORIZED OR IN
WHICH THE PERSON MAKING SUCH OFFER OR
SOLICITATION IS NOT QUALIFIED TO DO SO
OR TO ANY PERSON TO WHOM IT IS UNLAWFUL
TO MAKE SUCH OFFER OR SOLICITATION.


            Table of Contents


                                     Page

PROSPECTUS SUMMARY                     3
DOCUMENTS INCORPORATED BY REFERENCE    4
FORWARD LOOKING STATEMENTS             4
THE COMPANY                            5
RISK FACTORS                           8
SELLING SHAREHOLDERS                  14
DESCRIPTION OF CAPITAL STOCK          15
USE OF PROCEEDS                       15
PLAN OF DISTRIBUTION                  15
LEGAL MATTERS                         16
EXPERTS                               16
AVAILABLE INFORMATION                 16


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Securities Act Rule 428(b)(1).

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been filed with the Commission by the Registrant are incorporated by reference in this registration statement: (i) the Registrant's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2005, (ii) the Registrant's Quarterly Reports on Form 10-QSB, for the quarters ending March 31, 2006, September 30, 2005 and June 30, 2005 and
(iii) the Registrant's Current Reports on Forms 8-K, filed June 26, 2006, June 1, 2006, March 30, 2006 (amended April 27, 2006), January 23, 2006, January 9,
2005, December 21, 2005, November 22, 2005, October 12, 2005, September 1, 2005,
August 30, 2005 and March 30, 2005.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

The description of the common stock contained in our Registration Statement (File No. 000-27277) on Form 10-SB, as amended, filed with the Commission on September 8, 1999, is hereby incorporated by reference.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The Otto Law Group, PLLC, who has prepared this Registration Statement, the Reoffer Prospectus and the opinion regarding the authorization, issuance and fully paid and nonassessable status of the securities covered by this Registration Statement, has represented the Registrant in the past on certain legal matters. Mr. Otto is the beneficial owner of approximately 815,000 shares of common stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.751 of the Nevada General Corporation Law generally allows the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. The Registrant may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any such amounts if it is later determined that such person was not entitled to be indemnified by the Registrant. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Vocalscape pursuant to the foregoing provisions, Vocalscape has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 8. INDEX TO EXHIBITS

See the attached Exhibit Index at page 21, which is incorporated herein by reference.

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

ITEM 9.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; (iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                  [Remainder of page intentionally left blank.]

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on this 16th day of August, 2006.

                                        VOCALSCAPE NETWORKS, INC.
                                        (Name of Registrant)


Date: August 16, 2006                    By: /s/ Ron McIntyre
      --------------                        ----------------
                                        Ron McIntyre, President


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ron McIntyre his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Ron McIntyre                                     Date: August 16, 2006
------------------------------------                       --------------
Ron McIntyre, President and Director


/s/ Robert Koch                                      Date: August 16, 2006
------------------------------------                       --------------
Robert Koch, Chairman and Director


/s/ David M. Otto                                    Date: August 16, 2006
------------------------------------                       --------------
David M. Otto, Director


 /s/ Larry Hartman                                   Date: August 16, 2006
------------------------------------                       --------------
Larry Hartman, Director

                                INDEX TO EXHIBITS

Number                 Description

  4.1    Form of Engagement Agreement between the
         Registrant and The Otto Law Group, PLLC*
  4.2    Amendment to Engagement Agreement between the
         Registrant and The Otto Law Group, PLLC
  5.1    Opinion on Legality
 10.1    Consulting Agreement between the Registrant and
         Charles van Musscher as of July 6, 2006
 10.2    Consulting Agreement between the Registrant and
         David Otto as of May 15, 2006
 23.1 Consent of The Otto Law Group, PLLC, included as part of Exhibit 5.1
 23.2    Consent of Salberg & Company, P.A.

      *Incorporated by reference to Registrant's Registration Statement on From S-8 filed with the SEC on September 15, 2004 (File No. 222-119001).